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                                                                     Exhibit 5.1
                          [PPL Corporation Letterhead]







                                              May 25, 2004


PPL Capital Funding, Inc.
Two North Ninth Street
Allentown, Pennsylvania 18101

Ladies and Gentlemen:

                  I am Senior Counsel of PPL Services Corporation, a wholly owned subsidiary of PPL Corporation, a Pennsylvania corporation (the "Guarantor"), and an affiliate of PPL Capital Funding, Inc., a Delaware corporation (the "Company") (collectively "PPL"), and as such am familiar with their affairs, including the Registration Statement on Form S-4 (the "Registration Statement") to be filed by PPL with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance by the Company of $201,000,000 aggregate principal amount of 4.33% Notes Exchange Series A due 2009 (the "Exchange Securities") and the issuance by the Guarantor of a guarantee (the "Guarantee") with respect to the Exchange Securities.

                  The Exchange Securities and the Guarantee will be issued pursuant to an indenture dated as of February 26, 2004 (the "Indenture") entered into between the Guarantor, the Company and JPMorgan Chase Bank, as Trustee (the "Trustee"). The Exchange Securities will be offered by the Company in exchange for $201,000,000 aggregate principal amount of its outstanding 4.33% Notes Series A due 2009.
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PPL Capital Funding, Inc.             -2-                          May 25, 2004


                  In rendering the opinions below, I have assumed that at the time of execution, authentication, issuance and delivery of the Exchange Securities and the Guarantee, the Indenture will be the valid and legally binding obligation of the Trustee.

                  I have examined the Registration Statement, the Indenture, the form of the Exchange Securities and the Guarantee which terms are set forth in the Indenture, each of which has been filed with the Commission as exhibits to the Registration Statement. I have also examined or caused to be examined on my behalf, or there have been examined by predecessors of mine, the franchises under which the Guarantor operates, consisting of charter rights from the Commonwealth of Pennsylvania and local consents. Based upon such examination, upon my familiarity with the Guarantor, and upon an examination of such other documents and questions of law as I have deemed appropriate for purposes of this opinion, I am of the opinion that:

                  (1) Each of the Guarantor and the Company is validly organized and existing as a corporation in good standing under the laws of the jurisdiction of its organization and is duly qualified to carry on the business which it is now conducting.

                  (2) The Exchange Securities have been duly authorized by the Guarantor and by the Company. All other requisite action necessary to make the Exchange Securities valid, legal and binding obligations of the Company will have been taken when:

                      (a) the Registration Statement, as it may be amended, shall have become effective under the Act; and

                      (b) the Exchange Securities shall have been duly executed, issued and delivered upon the Exchange and in accordance with the provisions of the definitive Indenture.

                 (3) The Guarantee has been duly authorized by the Guarantor. All other requisite action necessary to make the Guarantee the valid, legal and binding obligation of the Guarantor, enforceable in accordance with its terms, will have been taken when:

                      (a) the Registration Statement, as it may be amended, shall have become effective under the Act and

                      (b) the Guarantee shall have been duly issued and delivered upon the Exchange and in accordance with the provisions of the definitive Indenture (assuming the

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PPL Capital Funding, Inc.             -3-                          May 25, 2004



Exchange Securities shall have been duly executed, authorized, issued and delivered as described above).

                  My opinions set forth in paragraphs 2 and 3 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

                  I am a member of the Pennsylvania Bar and the Delaware Bar and do not hold myself out as an expert on the laws of any other jurisdiction. Insofar as the opinions herein relate to or are dependent upon matters governed by laws of the State of New York, I have relied upon the opinion of Simpson Thacher & Bartlett LLP dated the date hereof.

                  I hereby consent to the use of this opinion as an exhibit to said Registration Statement and to the use of my name in the Registration Statement and in the Prospectus constituting a part thereof under the caption "Legal Matters." I also hereby give my consent to the use of my name in the opinion of Simpson Thacher & Bartlett LLP, filed as Exhibit 5.2 to said Registration Statement.

                  In rendering its opinion, Simpson Thacher & Bartlett LLP may rely upon this opinion as to matters of Pennsylvania law addressed herein as if this opinion were addressed directly to them.


                                         Very truly yours,


                                         /s/ Thomas D. Salus
                                         -------------------

                                         Thomas D. Salus